EXHIBIT 99
INVESTOR PRESENTATION OF SUPERIOR BANCORP IN USE BEGINNING
AUGUST 21, 2006

SUPR - Nasdaq National Market August 2006

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp. cautions that such "forward looking statements," wherever they occur in this presentation or in other statements attributable to Superior Bancorp. are necessarily estimates reflecting the judgment of Superior Bancorp.'s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp.'s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp.; changes in the loan portfolio and the deposit base of Superior Bancorp.; and changes due to natural disasters, such as hurricanes. Superior Bancorp. disclaims any intent or obligation to update "forward looking statements." 2

5-Year Goals Merger Updates Kensington Bankshares Community Bancshares Financial Impact Summary 3 Presentation Overview

Focus on growth markets: NE Alabama, Florida Continue to re-engineer balance sheet Seek strategic bank partners Build bank to $3 billion in total assets Achieve peer bank performance 5-Year Plan of Value Creation 4

2005: Platform Stabilization Balance Sheet Cleanup Staffing Optimization 2006: Market Expansion Acquisition/De Novo Growth to $3B 2007-2008: Profitability Maximization at $3B 2009: Shareholder Value Maximization 5-Year Plan: Strategic Chronology 5

N.E. Alabama or Florida Low-cost, deposit-gathering banks Excess capital No credit, interest rate risk problems 5-Year Plan: Bank & Thrift Acquisitions 6

Expansion into large, affluent and high growth market Opportunity to build on current Florida franchise presence Compelling pricing and pro forma financial impact Leverages management's extensive Florida and M&A experience Florida Expansion Accelerates the rationalization of current Alabama franchise Adds branch locations, reducing de novo needs Builds operating leverage through cost savings & scale Accelerates balance sheet transformation Accelerates core funding remix Provides inexpensive core deposits Brings liquidity to fund loan growth Compelling pro forma financial impact Retains capital flexibility Alabama Consolidation Two-Pronged Acquisition Strategy 7

Merger Update: Florida Strategic Rationale Opportunity to build a $1 billion Florida bank Pro forma Florida franchise: 23 branches with approximately $511 million in deposits and $550 million in loans1 SUPR already lends in Tampa: $91 million in total loans and commitments Gainesville Ocala Tampa Miami Fort Myers Tallahassee Panama City Naples Sarasota Kensington Locations Planned Branches Current Florida Franchise 589 Current Future 8 Notes: 1 As of June 30, 2006

Merger Update: Terms of Proposed Kensington Transaction 9

Merger Update: Kensington Bankshares 589 Current Future 1Q '06 vs. 1Q '05 Loan Growth: 28% Deposit Growth: 21% Fee Income Growth: 126% ROAA: 1.07% Closing: 3Q '06 10

Note: *Based upon 52 southeast commercial bank transactions (excluding Florida) announced since 1/1/2004 with deal value $15m - $1.0bn. Source: SNL Financial, LC **Based on 30-day average closing price for COMB of $8.95 (as of 4/28/06) Merger Update: Terms of Proposed Community Transaction 12

Due diligence conducted by experienced team over several weeks 65% of loan portfolio review Full OREO / NPA review Thorough litigation review Cost savings verified Merger Update: Extensive Due Diligence 13

Opportunity to rationalize Alabama franchise Pro forma Alabama franchise: 50 branches with approximately $1,105MM in deposits and $881MM in loans1 2nd largest community bank headquartered in Alabama Notes: 1 As of June 30, 2006 Merger Update: Alabama Franchise 14

Notes: All deposits as of 6/30/06 Financial Impact: Core Deposits 15 Superior: $1,140MM at 3.40% average cost Community: $436MM at 2.75% average cost Kensington: $281MM at 3.61% average cost Resultant Institution: $1,858MM at 3.28% average cost Customer CD: 41% Brokered CD: 21% Transaction: 38% Customer CD: 47% Transaction: 53% Customer CD: 74% Transaction: 26% Customer CD: 47% Brokered CD: 13% Transaction: 40%

Bank Excess Capacity Loan / Deposit Ratio Superior ~ $60 M 95 % Kensington ~ $140 M 49 % Community ~ $75 M 83 % TOTAL ~ $270 M 85 % Excess capacity creates opportunity Increase yields by lending out Redeploy investment portfolio assets to lending assets Financial Impact: Funding Loan Growth 16

Immediate earnings per share accretion 3 cents (6%) accretive in 2007 (pro forma EPS of $0.55) 5 cents (7%) accretive in 2008 (pro forma EPS of $0.72) Significant cost saving opportunities (25% of Community's non-interest expense) Capital flexibility retained Tangible Equity / Tangible Assets of 6.1% at close; 6.6% within 9 months Total Capital Ratio of 11.9% 4-year earn-back on 10% tangible book dilution Projected internal rate of return equals 15% Financial Impact: Pro Forma 17

Financial Impact: Pro Forma Profile 18

Sizable operating platform Banking experience of personnel Economies of Northeast Alabama, Florida In-market customer dislocation (AmSouth/Regions) Two accretive and strategically important deals Summary: Our Pro Forma Assessment 19

NASDAQ Symbol: SUPR 2 20